[Confidential treatment has been requested for portions of this document, which has been redacted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

EXHIBIT 10.1

RESEARCH AGREEMENT
BETWEEN
THOMAS JEFFERSON UNIVERSITY
AND
AXONYX INC

This agreement confirms our mutual interests and understandings with respect to a research project (the Study) entitled, Gilatide Research Program, the scope of which is outlined in the attached Axonyx/Gilatide Research Plan (the Overview Research Plan) (Appendix A) and is hereby incorporated in this agreement by reference.

1.          The Study shall be carried out by Thomas Jefferson University (University) for Axonyx Inc. (the Company), under the scientific control of Professor Matthew During, provided that, on a quarterly basis, research budgets and plans are to be given to the Company and that on-going reviews by all appropriate and necessary authorities are in accordance with all applicable laws and regulations.  The University shall obtain the aforesaid necessary or appropriate written evidence of all requisite review and approval, including that of the Institutional Animal Care and Use Committee (IACUC), Institutional Biosafety and the University’s Institutional Review Board (IRB) responsible for overseeing human clinical trials.  The Overview Research Plan may be amended from time to time upon written agreement of the parties hereto and with the written approval of the authority that is required to approve the amendment.  The Company agrees that the  Overview Research Plan shall be amended to the extent the institution’s IRB makes or conditions other requirements for human clinical testing if the Company elects to perform such testing at the University.  In such an event, the Company shall have the right, 30 days after notification of such, to terminate this agreement.

2.          This Study shall begin on April 1, 2001 and shall extend for a 2-year period.  The Company shall have the right thereafter to renew the Agreement on a year-by-year basis.

3.          In consideration of performance of the Study, Company shall pay the University in accordance with the attached budget and payment schedule (Appendix B) the amount of  $250,000.  Payments should be made payable to Thomas Jefferson University.  Appendix B is hereby incorporated into this agreement by reference.

4.          The University shall provide Company quarterly written reports concerning the Study as outlined in the Overview Research Plan attached (Appendix A).

5.          The University grants to the Company (and the Company accepts) an option (the “Option”) to acquire from the University a world wide exclusive license to any invention arising out of the Study and any invention covered by the Patent application entitled:[*****] on the basic terms annexed to this Agreement as Appendix C.  The Company may exercise the Option by giving notice in writing to the University at any time during the period of this Agreement and any renewal hereof.  Upon receipt by the University of the written notice exercising the Option the University will grant, and will be deemed to have granted, to the Company, a license on the basic terms set forth in Appendix C and on such other terms and conditions as are customarily included in such license agreements, which the parties shall negotiate in good faith.

6.          Results of the Study may be published or presented to the scientific community provided that patenting opportunities are not compromised and Company is allowed to review and suggest revisions to any proposed publication for sixty days (60) prior to submission for publication.

7.          University and Company agree to maintain in confidence for a period of three (3) years from the date of termination of this Agreement all information received from the other party which is, at the time of disclosure in writing and clearly marked "confidential" and with its date of transfer by the disclosing party.  Such obligation of confidentiality shall not apply to any information which, at the time of disclosure, was in the possession of the receiving party, was generally available to the public or thereafter becomes generally available to the public through a source other than the receiving party, was rightfully obtained from a third party, or was developed by or for the receiving party independent of any disclosure under this Agreement.  In addition to the above exclusions, the University shall have the right to disclose Company's confidential information, if the University is required to do so by the order of any governmental authority or by final judicial order.  Company shall cooperate and authorize release of data which is the subject of the Research to University's internal committees as required by accrediting agencies or other governmental agencies.  If required to report such data to any governmental authority or agency, University shall use its best efforts to maintain the confidentiality of such data.  The University shall in turn shall cooperate and authorize release of data which is the subject of the Research to agencies or other governmental agencies, as may be required from time to time by the Company.  If required to report such data to any governmental authority or agency, the Company shall use its best efforts to maintain the confidentiality of such data.

8.          Neither party shall employ or use the name of the other party or its employees in any form for public distribution without prior written consent, which consent shall not be unreasonable withheld.  However, the Company shall be permitted to issue press releases describing material events related to this Agreement and the Research as required by law.

9.          The University shall at all times during the performance of this Agreement be and remain as an independent contractor and not as an employee, agent, or joint venturer of or with Company.

10.        This Agreement is not assignable by either party except that Company may assign this agreement to its affiliates without the prior consent of the University.

11.        Either party may terminate this Agreement for cause upon ninety (90) days written notice to the other party.  The Company shall have the right to terminate this Agreement without cause at the end of the first and second years hereof upon ninety (90) days prior written notice.  In either event, the University shall be paid for uncancellable obligations properly incurred in accordance with the Budget and Payment Schedule prior to the date of notice of termination.

12.        The validity and interpretation of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

13.        This Agreement constitutes the entire understanding between the parties with respect to their obligations hereto. This Agreement supersedes all prior understandings among the parties, written and oral, and may not be modified except by written amendment executed by the parties.

14.        Any and all notices required to be provided under this Agreement shall be sent to the addresses below, unless otherwise previously indicated in writing by either of the parties:

To University:	John Monnier
Senior Assoc. Dean of Finance
Jefferson Medical College
1020 Locust Street, M-5 JAH
Philadelphia, PA 19107

To Company:	Michael M. Strage
Chief Administrative Officer
Axonyx Inc
825 3rd Ave 40th Fl.
New York NY 10022

15.        The parties agree that any breach of this Agreement shall subject the breaching party to all applicable legal and equitable remedies, including injunctive relief, where appropriate.  The parties agree to meet and confer on any issue that is the subject of a material dispute under this Agreement.  If they cannot resolve a dispute after exhaustion of the meeting, they will submit the issue(s) to binding arbitration in accordance with the then prevailing rules of the American Arbitration Association and judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction.  The single arbitrator shall be knowledgeable in and familiar with health care delivery, shall have jurisdiction to resolve disputes only in accordance with provisions and limitation of this Agreement, shall follow substantive rules of law to the extent not inconsistent with this Agreement, and shall render a decision in writing.  Arbitration shall take place in Philadelphia, Pennsylvania.

ACCEPTED FOR COMPANY:	ACCEPTED FOR UNIVERSITY:

/s/ Michael M. Strage	/s/ John Monnier
By:	By:
Michael M. Strage	John Monnier
Chief Administrative Officer	Senior Associate Dean of Finance
Date: 4/3/01	Date:

/s/ Matthew During
Matthew During
Principal Investigator
Date: 4/4/01

[Confidential treatment has been requested for portions of this document, which has been redacted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

Appendix A

Axonyx/Gilatide Research Plan

A two year plan will include making significant progress in each of the following specific aims. The primary objective is further characterization of Gilatide as a memory enhancing peptide with a focus on developing the core pre-clinical data to support translation to clinical trial.

[*****]

[Confidential treatment has been requested for portions of this document, which has been redacted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

Appendix B

THE BUDGET

Year 1:	$125,000

Year 2:	$125,000
TOTAL:	$250,000

All payments to be paid on a quarterly basis. The above figures have been mutually agreed to by the University and the Company, and are inclusive of all administrative costs.

[Confidential treatment has been requested for portions of this document, which has been redacted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

Appendix C

BASIC LICENSING TERMS

Grant: Worldwide and exclusive rights including the right to sub-license.

Option Exercise Fee:	$[*****]

Milestones[1]

IND approval	$[*****]

NDA Approval	$[*****]

Royalties:

[*****]

Patent Fees and Expenses:   [*****]

1 [*****]